SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HIPSO MULTIMEDIA, INC.

(Exact name of Registrant as specified in its charter)

Florida	22-3914075
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

550 Chemin du Golf, Suite 202 Ile des Soeurs, Quebec Canada	H3E 1A8
(Address of principal executive offices)	(Zip Code)

2010 EMPLOYEES, DIRECTORS, OFFICERS AND CONSULTANTS

STOCK OPTION AND STOCK AWARD PLAN

Rene Arbic

President

Hipso Multimedia, Inc.

550 Chemin du Golf, Suite 202,

Ile des Soeurs, Quebec, Canada, H3E 1A8.

(514) 380-5353

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Roger L. Fidler, Esq.

225 Franklin Avenue

Midland Park, New Jersey 07432

(201) 670-0881

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock $.0001 par value upon issuance under Hipso Multimedia, Inc. 2010 Employees Directors, Officers and Consultants Stock Option and Stock Award Plan	10,000,000	$ 0.15	$ 1,500,000 (1)	$ 106.95

(1)

Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c), on the basis of the weighted average of sale prices reported in the OTC Bulletin Board for the ten trading days ending June 28, 2010, which average was $.15

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

1.

The description of the Registrant's Common Stock contained in the registrant's Registration Statement on SB-2 dated January 22, 2007.

2.

The registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2009 filed pursuant to Section 13 of the Exchange Act.

3.

The registrant’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2010 filed pursuant to Section 13 of the Exchange Act.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers .

Section 607.0850 of the Florida Business Corporation Act permits the registrant to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the registrant or in its right) by reason of the fact that the person is or was an officer or director or is or was serving our request as an officer or director. The indemnity may include expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The registrant may indemnify officers and directors in an action by the registrant or in its right under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the registrant must indemnify him against the expenses which he actually and reasonably incurred.

The registrant’s Certificate of Incorporation states that the registrant shall indemnify its directors and officers to the full extent permitted by applicable law.

The registrant’s bylaws provide that each director or officer of the registrant, whether or not then in office shall be indemnified by it against all costs and expenses reasonably incurred by or imposed upon such director or officer in connection with or arising out of any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he or it may be involved or to which he or it may be made a party by reason of his or its being or having been a director or officer of the registrant, said costs and expenses to include (without limitation) attorneys’ fees and the costs of reasonable settlement made with a view to curtailment of costs of litigation, if such director, officer or legal counsel acted in good faith and in a manner he or it reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or its conduct was unlawful. Such right of indemnification shall not be exclusive of any other rights to which the indemnified person may be entitled, pursuant to other agreements, or as a matter of law, and shall inure to the benefit of the heirs, successors, personal representatives, executors and administrators of any such director or officer.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number                                Document

   4.1

Hipso Multimedia, Inc. 2010 Employees, Directors, Officers and

Consultants Stock Option and Stock Award Plan

   5.1

Opinion of Roger L. Fidler, Esq. with respect to the securities being registered.

23.1

Consent of Independent Auditors KBL, LLP

23.3

Consent of Counsel (contained in Exhibit 5.1

24.1

Power of Attorney (See page 4).

Item 9. Undertakings.

(a)

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted  by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question  whether  such  indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act f 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ile des Soeurs, Quebec, Canada.

HIPSO MULTIMEDIA, INC.

By: /s/ Rene Arbic

 Rene Arbic

Chairman of the Board, President,

and Director

Date: July 06, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rene Arbic and Alex Kestenbaum and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments said Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

Rene Arbic

President, Chairman of the Board

/s/ReneArbic

the Board and Director

July 06, 2010

Alex Kestenbaum

Secretary, Treasurer and

/s/Alex Kestenbaum

Director

July 06, 2010

INDEX TO EXHIBITS

EXHIBIT INDEX

Exhibit Number                  Description

  4.1

Hipso Multimedia, Inc. 2010 Employees, Directors, Officers and

Consultants Stock Option and Stock Award Plan

  5.1

Opinion of Roger L. Fidler, Esq. with respect to the securities being registered.

23.1

Consent of Independent Auditors (KBL, LLP).

23.3

Consent of Counsel (contained in Exhibit 5.1)

24.1

Power of Attorney (See page 4).